EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 2-75618 on Form S-8, Registration Statement No. 2-70180 on Form S-8, Registration Statement No. 33-18565 on Form S-8, Registration Statement No. 333-13369 on Form S-8 and Registration Statement No. 333-45903 on Form S-8 of Volt Information Sciences, Inc. of our report dated December 18, 2002, with respect to the consolidated financial statements and schedule of Volt Information Sciences, Inc. and subsidiaries included in the Form 10K for the year ended November 3, 2002.


                                                        Ernst & Young LLP

New York, New York
January 30, 2003